                         COLLABORATIVE RESEARCH, INC.             EXHIBIT 4(a)
                         ----------------------------

                            STOCK OPTION AGREEMENT
                            ----------------------

                            (Non-Statutory Option)


Non-Statutory Stock Option granted by Collaborative Research, Inc., a
- --------------------------
Massachusetts corporation (the "Company"), to Paul C. Zamecnik, a director of the Company (the "Optionee").

     1.  Grant of Option
         ---------------

This agreement evidences the grant by the Company to the Optionee of an option to purchase, on the terms provided herein, a total of 25,000 shares of the Company's Common Stock, $.10 par value ("Common Stock"), at a price of $2.38 per share. This option does not constitute an incentive stock option within the meaning of Section 422A of the Internal Revenue Code. This option shall terminate on April 11, 2004, and is subject to earlier termination as provided in Sections 5 and 6 below. Subject to the other terms hereof, this option is exercisable as follows: as to 6,250 shares on and after April 11, 1995; as to an additional 6,250 shares on and after April 11, 1996; as to an additional 6,250 shares on and after April 11, 1997; and as to the remaining 6,250 shares on and after April 11, 1998.

     2.  Exercise of Option
         ------------------

Each election to exercise this option shall be in writing, signed by the Optionee or by his executor or administrator or the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (the "Legal Representative"), and received by the Company at its principal office in Waltham, Massachusetts, accompanied by this agreement and payment in full as provided in Section 3 below. In the event the option is exercised by such Legal Representative, the Company shall be under no obligation to deliver stock hereunder unless and until the Company is satisfied that the person or persons exercising the option is or are the duly appointed executor or administrator of the deceased Optionee or the person or persons to whom this option has been transferred by Optionee's will or by the applicable laws of descent and distribution.

     3.  Payment for Stock
         -----------------

Shares shall be issued only upon receipt by the Company of full payment of the purchase price for the shares as to which the option is exercised. The purchase price is payable by the Optionee to the Company either (i) in cash or by certified check or cashier's check payable to the order of the Company; or (ii) through the delivery of shares of Common Stock (duly owned by the Optionee and as to which the Optionee has good title free and clear of any liens and encumbrances) having a fair market value (as determined by the Board of Directors of the Company) equal to the purchase price; or (iii) by a combination of cash and Common Stock as provided above. The Company will not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, in the event the outstanding common stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the Optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 and may require that the Optionee agree that he will notify the Company when he makes any disposition of the shares whether by sale, gift or otherwise. The Company will use its best efforts to effect any such compliance or listing, and the Optionee will take any action reasonably requested by the Company in such connection. The Optionee will have the rights of a shareholder only as to shares actually acquired by him upon exercise of the option granted hereby.

     4.  Non-transferability of Option
         -----------------------------

This option may not be transferred by the Optionee otherwise than by will or by the laws of descent and distribution; and during the Optionee's lifetime this option may be exercised only by him.

     5.  Termination of Service as a Director
         ------------------------------------

If the Optionee ceases to be a director of the Company for any reason other than his death, he may thereafter exercise this option to the extent he was entitled to exercise it on the date when his service as a director terminated, but only within three months after the date of such termination (unless a longer period is allowed by the Board of Directors of the Company). In no event, however, may the Optionee exercise this option at a time when the option would not be exercisable had the Optionee's service as a director continued. For purposes of this provision, the Optionee's service as a director will not be considered terminated in the case of a bona fide leave of absence approved by the Board of Directors of the Company.

     6.  Death
         -----

If the Optionee dies at a time when he is entitled to exercise this option, then at any time or times within three years after his death (or such longer period as the Board of Directors of the Company may allow) such option may be exercised, as to all or any of the shares that the Optionee was entitled to purchase immediately prior to his death, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such option will expire at the end of such period. In no event, however, may this option be exercised after the termination of the option.

     7.  Administration
         --------------

The option granted by this agreement will be administered by the Board of Directors of the Company which will have the authority to interpret this agreement and to decide all questions and settle all controversies and dispute which may arise in connection therewith. All decisions, determinations and interpretations of the Board of Directors will be binding on all parties concerned. A majority of the members of the Board of Directors will constitute a quorum, and all determinations of the Board of Directors will be made by a majority of its members. Any determination of the Board of Directors under this agreement may be made without notice or meeting of the Board of Directors by a written instrument signed by a majority of the members of the Board of Directors.

     8.  Stock to be Delivered
         ---------------------

Stock to be delivered upon exercised of this option will be common stock of the Company and may constitute an original issue of authorized but unissued stock or may consist of previously issued stock acquired by the Company as determined from time to time by the Board of Directors. The Board of Directors and the proper officers of the Company will take any appropriate action required for such delivery.

     9.  Changes in Stock
         ----------------

In the event of a stock dividend, split-up or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of shares of stock or securities of the Company subject to the option granted hereby, the option price and other relevant provisions will be appropriately adjusted by the Board of Directors of the Company, whose determination will be binding on the Optionee. In the event of a consolidation or merger in which the Company is not the surviving corporation, or in the event of complete liquidation of the Company, the option granted hereby will thereupon terminate, provided that at least twenty days prior to the effective date of any such consolidation or merger, the Board of Directors shall either (a) make the option granted hereby immediately exercisable, or (b) arrange to have the surviving corporation grant a replacement option to the Optionee.

     10.  Amendments
          ----------

The Board of Directors of the Company may at any time or times amend the option granted hereby for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted hereinabove) no such amendment will, without the approval of the stockholders of the Company, (a) increase the number of shares issuable upon exercise of the option, (b) reduce the exercise price of the option, (c) extend the period within which the option may be exercised, or
(d) amend the provisions of this Section 10, and no such amendment will adversely affect the rights of the Optionee without his consent.

     11.  Governing Law
          -------------

This agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

     12.  Stockholder Approval
          --------------------

This agreement shall not become effective unless and until the option granted hereby is approved by the stockholders of the Company.

     IN WITNESS WHEREOF, the Company has caused this agreement to be executed by its duly authorized officer, under its corporate seal. This option is granted at the Company's office, on the date stated below.

                                            COLLABORATIVE RESEARCH, INC.



                                            By:/S/ ROBERT J. HENNESSEY
                                             President


Date:  As of April 11, 1994

Accepted and Agreed:



/S/ PAUL C. ZAMECNIK
Paul C. Zamecnik

                      SCHEDULE OF STOCK OPTION AGREEMENTS
                      -----------------------------------


                   Price Per            Grant            Expiration            Shares                                     Exercise
Optionee           Share                Date             Date                  Granted            Installments            Dates
- --------           ---------            -----            ----------            -------            ------------            --------
Mark Friedman      $4.25                07/19/88         07/19/98              25000                 6250                 07/19/89
                                                                                                     6250                 07/19/90
                                                                                                     6250                 07/19/91
                                                                                                     6250                 07/19/92

Paul C.            $2.00                10/23/89         10/23/99              25000                 6250                 10/23/90
Zamecnik                                                                                             6250                 10/23/91
                                                                                                     6250                 10/23/92
                                                                                                     6250                 10/23/93

Mark Friedman      $2.00                10/23/89         10/23/99              25000                 6250                 10/23/90
                                                                                                     6250                 10/23/91
                                                                                                     6250                 10/23/92
                                                                                                     6250                 10/23/93

Donald             $2.25                10/22/93         10/22/03              50000                12500                 10/22/94
McCarren                                                                                            12500                 10/22/95
                                                                                                    12500                 10/22/96
                                                                                                    12500                 10/22/97

Steven Rauscher    $2.25                10/22/93         10/22/03              50000                12500                 10/22/94
                                                                                                    12500                 10/22/95
                                                                                                    12500                 10/22/96
                                                                                                    12500                 10/22/97

Philip Leder       $2.31                03/31/94         03/31/04              50000                12500                 03/31/95
                                                                                                    12500                 03/31/96
                                                                                                    12500                 03/31/97
                                                                                                    12500                 03/31/98

Paul Zamecnik      $2.38                04/11/94         04/11/04              25000                 6250                 04/11/95
                                                                                                     6250                 04/11/96
                                                                                                     6250                 04/11/97
                                                                                                     6250                 04/11/98

Note: Grant of 1,600,000 shares to Robert J. Hennessey is contained in employment contract, which is not materially identical to these exhibits, and is
Exhibit 4(B).